Exhibit 4.1

JOHNSON CONTROLS INTERNATIONAL PLC,
as Issuer,

AND

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of [   ], 201[6]

DEBT SECURITIES

i

v

Cross Reference Table*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	7.09
310(b)	7.08
7.10
311(a)	7.13
311(b)	7.13
312(a)	5.01
5.02(a)
312(b)	5.02(b)
312(c)	5.02(b)
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(b)
313(d)	5.04(c)
314(a)(1) — (3)	5.03
314(a)(4)	4.04
314(b)	Inapplicable
314(c)	13.06
314(d)	Inapplicable
314(e)	13.06
314(f)	Inapplicable
315(a)	7.01
315(b)	6.01(c)
315(c)	7.01(a)
315(d)	7.01(b)
315(e)	6.07
316(a)	6.06
8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	13.08

*                 This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

THIS INDENTURE is dated as of [    ], 201[6], among Johnson Controls International plc, a public limited company organized under the laws of Ireland, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

A.                                    This Indenture provides for the issuance of debt securities (the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series, to be authenticated by the certificate of the Trustee.

B.                                    Johnson Controls International plc has duly authorized the execution and delivery of this Indenture and that certain First Supplemental Indenture hereto, dated as of the date hereof, to provide for the issuance of certain Securities in multiple series (the “Initial Securities”) in connection with the exchange offer described in Johnson Controls International plc’s Registration Statement on Form S-4 filed with the Commission (as defined herein) on November [   ], 2016.

C.                                    This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

D.                                    All things necessary to make this Indenture a valid agreement, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of Securities:

ARTICLE I.

DEFINITIONS

Section 1.01                            Definitions of Terms.

The terms defined in this Section 1.01 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01 and shall include the plural as well as the singular.  All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference in the Trust Indenture Act defined in the Securities Act of 1933, as amended (the “Securities Act”) (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument.  All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States of America at the time of any computation.

“144A Global Security”, with respect to any series of Securities, means one or more Global Securities bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series sold in global form in reliance on Rule 144A.

“Additional Amounts” has the meaning set forth in Section 14.02.

“Affiliate”, with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar, transfer agent or paying agent.

“Applicable Procedures”, with respect to any transfer or exchange of or for beneficial interests in any Global Security for a series of Securities, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

“Authentication Order” means a written order signed in the name of the Company by an Officer and delivered to the Trustee or Authenticating Agent, or, with respect to Sections 2.04, 2.05, 2.06, 2.07, and 9.04, any other employee of the Company named in an Officer’s Certificate delivered to the Trustee.

“Attributable Debt”, in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.  Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.

“Business Day”, means any day other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or obligated by law, executive order or regulation to close and (2) in respect of Securities denominated in Euros, on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, is open.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Securities of the applicable series:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company assets and the assets of the Company’s Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of the Company’s Subsidiaries, other than any such transaction or series of related transactions where holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person’s Voting Stock immediately after giving effect thereto;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of the Company’s Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person (or its parent) immediately after giving effect to such transaction; or

(4) the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company or other Person and (2)(A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

“Change of Control Offer” has the meaning set forth in Section 4.08.

“Change of Control Payment” has the meaning set forth in Section 4.08.

“Change of Control Payment Date” has the meaning set forth in Section 4.08.

“Change of Control Triggering Event” means, with respect to the applicable series of Securities, the Securities of such series cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal).  However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event).  If a Rating Agency is not providing a rating for the Securities of such series at the commencement of any Trigger Period, the Securities of such series will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking S.A., or its successors.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Company” means Johnson Controls International plc, until a successor entity shall have become such pursuant to Article X, and thereafter “Company” shall mean such successor entity.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 1555 North RiverCenter Drive, Suite 203, Milwaukee, WI 53202, Attention:  Global Corporate Trust Services, except that for all purposes for which an office of the Trustee in the Borough of Manhattan in New York, New York is herein required such term shall mean the office or agency in the Borough of Manhattan in New York, New York at which the Trustee conducts its corporate trust business, which office as of the date of this instrument is located at 100 Wall Street, 16th Floor, New York, New York 10015, Attention:  Global Corporate Trust Services.

“Currency” means Dollars or Foreign Currency.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.03.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof and issued in accordance with Section 2.05.

“Depositary”, with respect to Securities of any series which the Company shall determine will be issued in whole or in part as a Global Security, means The Depository Trust Company (“DTC”), New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Designated Currency” has the meaning set forth in Section 2.15.

“Distribution Compliance Period” means the restricted period as defined in Rule 903(b)(3) under the Securities Act.

“Dollar” or “$” means such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent” means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by JPMorgan Chase Bank, N.A. (unless another comparable financial institution is designated by the Company) in New York, New York, at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

“Euro” means money of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, that at the time of payment is legal tender for payment of public and private debts.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“Event of Default” has the meaning set forth in Section 6.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency, currency unit or composite currency, including the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“Funded Indebtedness” means any Indebtedness of the Company or any consolidated Subsidiary maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

“Global Security”, with respect to any series of Securities, means a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“including” means including without limitation.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company prepared in accordance with generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of:

(i) all obligations for borrowed money;

(ii) all obligations evidenced by debentures, notes or other similar instruments;

(iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with generally accepted accounting principles);

(iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business;

(v) all obligations as lessee to the extent capitalized in accordance with generally accepted accounting principles; and

(vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 2.01 hereof (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Indirect Participant” means any entity that, with respect to the Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Securities” has the meaning set forth in the preamble to this Indenture.

“Intangible assets” means the amount, if any, stated under the headings “Goodwill” and “Other intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of the Company and its

Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Interest Payment Date,” when used with respect to any installment of interest on a Security of a particular series, means the date specified herein, in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“lien” has the meaning set forth in Section 4.06.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Officer” means any director, any managing director, the chairman or any vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary, or any equivalent of the foregoing, of the Company or any Person duly authorized to act for or on behalf of the Company.

“Officer’s Certificate” means a certificate, signed by any Officer of the Company, that is delivered to the Trustee in accordance with the terms hereof.  Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel licensed in any State of the United States of America and applying the laws of such State.  The counsel may be an employee of or counsel to the Company.  Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Original Issue Discount Security” means a Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding”, when used with reference to Securities of any series, subject to the provisions of Sections 8.04 and 11.03, means, as of any particular time, all Securities of such series authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Securities, or portions thereof, for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent other than the Company, or, if the Company shall act as its own paying agent, shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities, provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)                                  Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 and the principal amount of a Security denominated in one or more Foreign Currencies that shall be deemed to be Outstanding for such purposes shall be based on the Dollar Equivalent, on the date of original issuance of such Security, of the principal amount of such Security.

“Participant”, with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Periodic Offering” means an offering of Securities of a series from time to time, during which any or all of the specific terms of the Securities, including the rate or rates of interest, if any, thereon, the maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities in accordance with the terms of the relevant supplemental indenture.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security.  For the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Property” means any manufacturing, processing or assembly plant or any warehouse or distribution facility, or any office or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) of the Company or any of its Subsidiaries that is used by any U.S. Subsidiary of the Company and is located in the United States of America (excluding its territories and possessions and Puerto Rico) and (A)

is owned by the Company or any Subsidiary of the Company on the date the Securities of the applicable series are issued, (B) the initial construction of which has been completed after the date on which the Securities of the applicable series are issued, or (C) is acquired after the date on which the Securities of the applicable series are issued, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of the Company, are not collectively of material importance to the total business conducted by the Company and its Subsidiaries as an entirety, or that have a net book value (excluding any capitalized interest expense), on the date the Securities of the applicable series are issued in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of the Company and its Subsidiaries as of the applicable date.

“Private Placement Legend” means the legend set forth in Section 2.02(b) to be placed on all Restricted Securities issued under this Indenture or pursuant to a Board Resolution or an indenture supplemental hereto with respect to a series of Securities, except where specifically stated otherwise by the provisions of this Indenture, such Board Resolution or such supplemental indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give notice of such appointment to the Trustee.

“regular record date” has the meaning set forth in Section 2.03.

“Regulation S Global Security” means, with respect to any series of Securities, a Regulation S Temporary Global Security of such series, if required by Rule 903 of Regulation S, or a Regulation S Permanent Global Security of such series, as the case may be.

“Regulation S Permanent Global Security”, with respect to any series of Securities, means one or more permanent Global Securities bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold or, if required by Rule 903 of Regulation S, of the Regulation S Temporary Global Security of such series upon expiration of the Distribution Compliance Period with respect to such series, as the case may be.

“Regulation S Temporary Global Security”, with respect to any series of Securities, means one or more temporary Global Securities, bearing the Private Placement Legend and the Regulation S Temporary Global Security Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold, if required by Rule 903 of Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.02(d), which is required to be placed on all Regulation S Temporary Global Securities issued under this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Relevant Taxing Jurisdiction” has the meaning set forth in Section 14.02.

“Restricted Definitive Security”, with respect to any series of Securities, means one or more Definitive Securities of such series bearing the Private Placement Legend issued under this Indenture.

“Restricted Global Security”, with respect to any series of Securities, means one or more Global Securities of such series bearing the Private Placement Legend, issued under this Indenture.

“Restricted Security”, with respect to any series of Securities, means a Security of such series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

“Restricted Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person other than the Company or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means Standard & Poor’s Global Ratings, a division of S&P Global Inc., and its successors.

“Securities” means the securities authenticated and delivered under this Indenture, including the Initial Securities.

“Securityholder,” “Holder,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Security Register” has the meaning set forth in Section 2.05(a).

“Security Registrar” has the meaning set forth in Section 4.03(b).

“Stated Maturity”, with respect to any Security, means the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

“Subsidiary”, with respect to any Person, means any other Person of which at least a majority of the outstanding Voting Stock at the time is owned or controlled directly or indirectly by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Person” has the meaning set forth in Section 10.01.

“Taxes” has the meaning set forth in Section 14.02.

“Trustee” means U.S. Bank National Association and, subject to the provisions of Article VII, shall include its successors and assigns.  The term “Trustee” as used with respect to a particular series of the Securities shall mean the Trustee with respect to that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb), as in effect from time to time.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Security”, with respect to any series of Securities, means one or more Definitive Securities representing such series of Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Security”, with respect to any series of Securities, means one or more permanent Global Securities representing such series of Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Securities”, with respect to any series of Securities, means a Security (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

“U.S. Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II.

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND
EXCHANGE OF SECURITIES

Section 2.01                            Designation and Terms of Securities.

(a)                                 The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution of the Company or pursuant to one or more indentures supplemental hereto.  Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officer’s Certificate of the Company, or established in one or more indentures supplemental hereto, with respect to the Securities of the series:

(1)                                 the title of the Security of the series, which shall distinguish the Securities of the series from all other Securities;

(2)                                 any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of that series;

(3)                                 the date or dates on which the principal and premium, if any, of the Securities of the series is payable;

(4)                                 the rate or rates, which may be fixed or variable, at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

(5)                                 the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, and the record date for the determination of Holders to whom interest is payable on any such Interest Payment Dates;

(6)                                 any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in this Indenture;

(7)                                 the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

(8)                                 the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(9)                                 the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10)                          the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;

(11)                          if other than denominations of $2,000 or any whole multiple of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;

(12)                          the Currency or Currencies in which payment of the principal of, premium, if any, and interest on, Securities of the series shall be payable;

(13)                          if the principal amount payable at the Stated Maturity of Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof pursuant to Section 6.01 or upon any maturity other than the Stated Maturity or that will be deemed to be Outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

(14)                          the terms of any repurchase or remarketing rights;

(15)                          if the Securities of the series shall be issued in whole or in part in the form of a Global Security or Global Securities, the type of Global Security to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depositary for such Global Security or Global Securities; and the form of any legend or legends to be borne by any such Global Security or Global Securities in addition to or in lieu of the legends referred to in Section 2.02;

(16)                          whether the Securities of the series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the Holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

(17)                          any additional restrictive covenants or Events of Default that will apply to the Securities of the series, or any changes to the restrictive covenants set forth in Article IV or the Events of Default set forth in Section 6.01 that will apply to the Securities of the series, which may consist of establishing different terms or provisions from those set forth in Article IV or Section 6.01 or eliminating any such restrictive covenant or Event of Default with respect to the Securities of the series;

(18)                          any provisions granting special rights to Holders when a specified event occurs;

(19)                          if the amount of principal of or any premium or interest on Securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(20)                          any special tax implications of the Securities, including provisions for Original Issue Discount Securities, if offered;

(21)                          whether and upon what terms Securities of a series may be defeased if different from the provisions set forth in this Indenture;

(22)                          with regard to the Securities of any series that do not bear interest, the dates for certain required reports to the Trustee;

(23)                          whether the Securities of the series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

(24)                          whether the Securities of the series shall be issued with guarantees and, if so, the identity of any guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect; and

(25)                          any and all additional, eliminated or changed terms that shall apply to the Securities of the series, including any terms that may be required by or advisable under United States of America laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of Securities of that series.

(b)                                 The Company may, without the consent of the then existing Holders of the Securities of any series, “re-open” any series of Securities and issue additional Securities of such series, which additional Securities will have the same terms as the Securities of such series already Outstanding except for the issue price, issue date and, under some circumstances, the first interest payment date; provided that, if such additional Securities are not fungible with the Securities of the applicable series for United States Federal income tax purposes, such additional Securities will have a separate CUSIP, ISIN and/or other identifying number, as applicable.  Additional Securities issued in this manner will form a single series with the Securities of the applicable series offered hereby.

(c)                                  If the terms of any series of Securities are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company or supplemental indenture setting forth the terms of the series.  The terms of the Securities of any series may provide that such Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of persons designated in such Board Resolution or supplemental indenture and that such persons are authorized to determine, consistent with such Board Resolution or supplemental indenture, such terms and conditions of the Securities of such series.

Section 2.02                            Form of Securities and Trustee’s Certificate.

(a)                                 The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in an indenture supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officer’s Certificate of the Company and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, any Board Resolution or any indenture supplemental hereto, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

(b)                                 Each Restricted Security (and all Restricted Securities issued in exchange therefor or substitution thereof) shall bear a Private Placement Legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES OF AMERICA TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II)

OUTSIDE THE UNITED STATES OF AMERICA IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(c)                                  To the extent required by the Depositary for particular series of Securities, each Global Security of such series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN) GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF

TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

(d)                                 To the extent required by the Depositary, each Regulation S Temporary Global Security shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE HOLDER OF BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY SECURITY SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS SECURITY.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS SECURITY.”

Section 2.03                            Denominations; Provisions for Payment.

The Securities shall be issuable as registered Securities without interest coupons and, if denominated in Dollars, in the denominations of $2,000 and whole multiples of $1,000 in excess thereof, and, if denominated in Euros, in denominations of €100,000 and whole multiples of €1,000 in excess thereof, subject, in each case, to Section 2.01(a)(11).  Securities issued in any Foreign Currency, other than Euros, shall be issuable in denominations determined by the Company in accordance with Section 2.01(a)(11).

The Securities of a particular series shall bear interest payable on the dates and at the rate specified as provided pursuant to Section 2.01 with respect to that series.  All payments of interest and principal, including payments made upon any redemption or repurchase of the Securities of a particular series, will be payable in Dollars except as otherwise specified pursuant to Section 2.01(a)(12), at the office or agency of the Company maintained for that purpose pursuant to Section 4.02.  Each Security shall be dated the date of its authentication.  Unless otherwise specified with respect to a series of Securities in accordance with the provisions of Section 2.01(a)(4), interest on the Securities denominated in Dollars shall be calculated on the basis of a 360-day year composed of twelve 30-day months, and interest on the Securities denominated in Euros shall be calculated based on the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid, to but excluding the next scheduled Interest Payment Date (ACTUAL/ACTUAL (ICMA)).  Interest on the Securities denominated in any Foreign Currency, other than Euros, shall be computed on the basis determined by the Company in accordance with Section 2.01(a)(4).

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment.  In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of any Securities pursuant to Section 2.01, the term “regular record date” as used in this Section 2.03 with respect to a series of Securities shall mean a date 15 days immediately preceding any Interest Payment Date, whether or not such day is a Business Day.  Subject to the provisions of this Section 2.03, each Security of a series delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Unless otherwise specified with respect to a series of Securities in accordance with the provisions of Section 2.01, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (“Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below.

(1)                                 The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner:  the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee funds in an amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such funds when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, or delivered electronically if the applicable Securities are held by any Depositary, to each Securityholder at his or her address as it appears in the Security Register, not less than ten days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities, or their respective Predecessor Securities, are registered on such special record date and shall not be payable pursuant to the following clause (2).

(2)                                 The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange.

Section 2.04                            Execution and Authentications.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.  If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or Authenticating Agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, and subject to delivery of an Officer’s Certificate, the Company may deliver Securities of any series executed by the Company to the Trustee or Authenticating Agent for authentication, together with an Authentication Order for the authentication and delivery of such Securities; and the Trustee or Authenticating Agent in accordance with such Authentication Order shall authenticate and deliver such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory, and such certificate and signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee

[                           ,
as Authenticating Agent]

By:
Authorized Signatory

Each Security shall be dated the date of its authentication.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.08 hereof together with a written statement (which need not comply with Section 13.06 hereof and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Notwithstanding the provisions of Section 2.01 and the foregoing provisions of this Section 2.04, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with an Authentication Order or such other procedures acceptable to the Trustee as may be specified by or pursuant to a supplemental indenture or the written order of the Company delivered to the Trustee prior to the time of the first authentication of Securities of such series.  With respect to Securities of a series subject to a Periodic Offering, the Trustee conclusively may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the written order of the Company, Opinion of Counsel, Officer’s Certificate and other documents delivered pursuant to this Section 2.04 at or prior to the time of the first authentication of Securities of such series unless and until such written order, Opinion of Counsel, Officer’s Certificate or other documents have been superseded or revoked, and written notice thereof is provided to Trustee, or expire by their terms.

Section 2.05                            Transfer and Exchange.

(a)                                 Registration of Transfer and Exchange.  The Company shall keep, or cause to be kept, at its office or agency designated for such purpose as provided in Section 4.02, a register or registers (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities of the applicable series and the transfers of such Securities as provided in this Article II and which at all reasonable times shall be open for inspection by the Trustee.

To permit registrations of transfers and exchanges, the Company shall execute a new Security or Securities of the same series as the Security presented for a like aggregate principal amount and in authorized denominations, and the Trustee shall authenticate and deliver such Security or Securities upon receipt of an Authentication Order.  The Trustee shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same indebtedness as the Securities surrendered upon such registration of transfer or exchange.  Prior to such due presentment for the registration of a transfer of any Security, the Trustee, the Company, any applicable paying agent and the applicable Security Registrar may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, the Company, such paying agent or such Security Registrar shall be affected by notice to the contrary.

All certifications, Officer’s Certificates and Opinions of Counsel required to be submitted to the Trustee pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile or by PDF transmission.

(b)                                 Service Charge.  No service charge will be made for any registration of transfer or exchange of Securities.  However, the Company may require Holders to pay any transfer taxes or other similar governmental charges payable in connection with any such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Sections 2.06 and 9.04 hereof, not involving any transfer).

(c)                                  Transfer and Exchange of Global Securities.  A Global Security may not be transferred except as a whole by the Depositary for a series of the Securities to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or to another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for a series of the Securities or a nominee of such successor Depositary.  Any holder of beneficial interests in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through records maintained by the Depositary and its Participants, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.  Each Global Security is exchangeable for Definitive Securities only if (1) the Depositary for such Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Company does not appoint a successor Depositary for such Global Security within 90 days after receiving that notice; (2) at any time the Depositary for such series ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation, and the Company does not appoint a successor Depositary for such Global Security within 90 days after becoming aware that the Depositary has ceased to be registered as a clearing agency; (3) the Company determines that such Global Security will be exchangeable for Definitive Securities and notifies the Trustee of its decision; or (4) upon the request of a Holder of any Security upon the occurrence and continuance of an Event of Default with respect to such Security.  Upon the occurrence of any of the foregoing clauses (1), (2), (3) and (4), the provisions of Section 2.11 shall no longer apply to the Securities of the applicable series.  In any such event the Company will execute the Definitive Securities of such series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series, and subject to this Section 2.05 the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, if applicable, will authenticate and deliver such Definitive Securities in exchange for such Global Security; provided, however, that in no event shall Definitive Securities of a series be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security of such series prior to (y) the expiration of the relevant Distribution Compliance Period and (z) the receipt by the Security Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon the exchange of the Global Security of such series for such Definitive Securities of such series, the Global Security shall be canceled by the Trustee.  Such Definitive Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall in writing instruct the Trustee.  The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Except as provided in Sections 2.06 and 2.07, a Global Security may not be exchanged for another Security other than as provided in this Section 2.05(c); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.05(d).  The provisions of this Section 2.05(c) are subject to Section 2.11.

(d)                                 Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities of a series shall be effected through the Depositary, in accordance with the provisions of this Indenture, any Board Resolution and any one or more indentures supplemental hereto, and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities of a series shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series.  No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.05(d)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(d)(1) above, the transferor of such beneficial interest must deliver to the Security Registrar (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase.  Upon satisfaction of all the requirements for transfer and exchange of beneficial interests in Global Securities of a series contained in this Indenture, any Board Resolution, or one or more indentures supplemental hereto and the Securities of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Global Securities of such series pursuant to Section 2.05(h).

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of the same series if the transfer complies with the requirements of Section 2.05(d)(2) and the Security Registrar receives a completed certificate in the form of Exhibit A.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security of any series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series if the exchange or transfer complies with the requirements of Section 2.05(d)(2) above and the Security Registrar receives a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Security of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

Beneficial interests in an Unrestricted Global Security of a series cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security of such series.

(e)                                  Transfer or Exchange of Beneficial Interests for Definitive Securities.  A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.05(c).  A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.05(c).

(f)                                   Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1)                                 Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security of a series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series or to transfer such Restricted Definitive Securities of such series to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of such series, then, upon receipt by the Trustee of the following documentation:

(A)  if the Holder of such Restricted Definitive Security of such series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series, a completed certificate from such Holder in the form of Exhibit B; or

(B)  if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, a completed certificate to that effect set forth in Exhibit A;

the Trustee shall cancel the Restricted Definitive Security of such series, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security of such series and, in the case of clause (B) above, the 144A Global Security of such series or the Regulation S Global Security of such series as applicable.

(2)                                 Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Restricted Definitive Security of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series only if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private

Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon receipt of evidence of the satisfaction of the conditions of any of the subparagraphs in this Section 2.05(f)(2), the Trustee shall cancel the Restricted Definitive Securities of such series so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security of such series.

(3)                                 Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Definitive Securities of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series at any time.  Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause or be increased the aggregate principal amount of one of the Unrestricted Global Securities of such series.

If any such exchange or transfer from a Definitive Security of a series to a beneficial interest is effected pursuant to subparagraphs (2) or (3) of this Section 2.05(f) at a time when an Unrestricted Global Security of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the principal amount of Definitive Securities of such series so transferred.

(g)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon written request by a Holder of Definitive Securities of a series and such Holder’s compliance with the provisions of this Section 2.05(g), the Trustee shall register the transfer or exchange of Definitive Securities of such series pursuant to the provisions of Section 2.05(a).  In addition to the requirements set forth in Section 2.05(a), the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 2.05(g).

(1)                                 Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security of such series if the Trustee receives a completed certificate in the form of Exhibit A.

(2)                                 Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Security of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security of such series if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities of a series may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series in accordance with Section 2.05(a).  Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities of such series pursuant to the instructions from the Holder thereof.

(h)                                 Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security of a series have been exchanged for Definitive Securities of such series or a particular Global Security of a series has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security of such series shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.08.  At any time prior to such cancellation, if any beneficial interest in a Global Security of such series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of such series or for Definitive Securities of such series, the principal amount of Securities of such series represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of such series, such other Global Security shall be increased accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     No Exchange or Transfer.  The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption, or (iii) to register the transfer of or exchange a Security of any series between the applicable record date pursuant to Section 2.01(a)(5) and the next Interest Payment Date.

Section 2.06                            Temporary Securities.

Pending the preparation of permanent Securities of any series, the Company may execute temporary Securities (printed, lithographed or typewritten) of any authorized denomination, and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver such Securities.  Such temporary Securities shall be substantially in the form of the permanent Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.  Every temporary Security of any series shall be executed by the Company, and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the permanent Securities of such series.  Without unnecessary delay the Company will execute, and will furnish permanent Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor without charge to the Holders, at the office or agency of the Company maintained pursuant to Section 4.02 for the purpose of exchanges of Securities of such series, and the Trustee, upon receipt of an Authentication Order, shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of permanent Securities of such series, unless the Company advises the Trustee to the effect that permanent Securities need not be executed and furnished until further notice from the Company.  Until so exchanged, temporary Securities of any series shall in all respects be valid obligations under this Indenture.

Section 2.07                            Mutilated, Destroyed, Lost or Stolen Securities.

In case any temporary or permanent Security shall become mutilated or be destroyed, lost or stolen, the Company, subject to the next sentence, shall execute a new Security of the same series, bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, and upon the Company’s written request the Trustee, subject to the next sentence, upon receipt of an Authentication Order, shall authenticate and deliver such Security.  In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof.  The Trustee, upon receipt of an Authentication Order, shall authenticate any such substituted Security and deliver the same.  Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected therewith.  In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security, may pay or authorize the payment of the same, without surrender thereof except in the case of a mutilated Security, if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone.  All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude, to the extent lawful, any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08                            Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, if surrendered to the Company or any paying agent, shall be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture.  On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company evidence of the cancellation of Securities by the Trustee.  If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.09                            Third Party Beneficiaries.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision contained herein.

Section 2.10                            Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents reasonably acceptable to the Company to authenticate Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same rights as any Security Registrar, paying agent or transfer agent for service of notices and demands.

Section 2.11                            Global Securities.

(a)                                 General.  If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute one or more Global Securities that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered to the Trustee as custodian for the Depositary or otherwise delivered pursuant to the Depositary’s instructions, and the Trustee in accordance with Section 2.04 shall authenticate such Global Security or Global Securities.  So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner and Holder of the Securities represented by that Global Security for all purposes of such Securities.  Accordingly, each Person owning a beneficial interest in any such Security must rely on the procedures of the Depositary and, if that Person is not a Participant in such Depositary, on the procedures of the Participant through which that Person owns its interest, to exercise any rights of a Holder of such Securities.

(b)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream, respectively, in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Securities of such series that are held by Participants through Euroclear or Clearstream.

Section 2.12                            CUSIP Numbers.

The Company in issuing the Securities of a series may use CUSIP, ISIN and/or other identifying number, as applicable, if then generally in use, and, if so, the Trustee shall use CUSIP, ISIN and/or other identifying number, as applicable, in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN and/or other identifying number, as applicable.

Section 2.13                            Securities Denominated in Foreign Currencies.

Except as otherwise specified pursuant to Section 2.01 for Securities of any series, payment of the principal of, premium, if any, and interest on, Securities of such series denominated in any Foreign Currency will be made in such Foreign Currency.

In the event any Foreign Currency or Currencies in which any payment with respect to any series of Securities may be made ceases to be a freely convertible Currency on United States of America Currency markets, for any date thereafter on which payment of principal of, premium, if any, or interest on the Securities of a series is due, the Company shall select the Currency of payment for use on such date, all as provided in the Securities of such series, in a Board Resolution or in one or more indentures supplemental hereto.  In such event, the Company shall notify the Trustee of the Currency which it has selected to constitute the funds necessary to meet the Company’s obligations on such payment date and of the amount of such Currency to be paid.  Such amount shall be determined as provided in the Securities of such series, in a Board Resolution or in one or more indentures supplemental hereto.  The payment with respect to such payment date shall be deposited with the Trustee by the Company solely in the Currency so selected.

Section 2.14                            Wire Transfers.

Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment required to be deposited with the Trustee or any paying agent on account of principal of, premium, if any, or interest on, the Securities by any method of wire transfer to an account designated in writing by the Trustee or such paying agent such that funds are available on or before the date such payment is to be made to the Holders of the Securities in accordance with the terms hereof.  If the Company is acting as its own paying agent with respect to Securities of any series that are represented by one or more Global Securities, the Company may make any such payment by wire transfer to an account designated in writing by the Depositary for such Securities.

Section 2.15                            Designated Currency.

The Company may provide pursuant to Section 2.01 for Securities of any series that:

(a)                                 the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.01(a)(12) is of the essence and agree that, to the fullest extent possible under applicable law, judgments in respect of Securities of such series shall be given in the Designated Currency;

(b)                                 the obligation of the Company to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall be discharged, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), only to the extent of the amount in the Designated Currency that the Securityholder receiving such payment, in accordance with normal banking procedures, may purchase with the amount paid in such other Currency after any premium and cost of exchange on the business day in the country of issue of the Designated Currency or in the international banking community immediately following the day on which such Securityholder receives such payment;

(c)                                  if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and

(d)                                 any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 2.16                            [Reserved].

ARTICLE III.

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 3.01                            Redemption.

The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 or 14.01.

Section 3.02                            Notice of Redemption.

(a)                                 If the Company desires to exercise its right to redeem all or, as the case may be, a portion of the Securities of any series, the Company shall, or shall instruct the Trustee in writing to, give notice of such redemption to Holders of the Securities of such series to be redeemed by mailing to such Holders, first class postage prepaid, at their last addresses as they shall appear on the Security Register, or by delivering electronically if the Securities of such series are held by any Depositary, a notice of such redemption at least 30 days but not more than 90 days before the date fixed for such redemption, unless a shorter period is specified in the Securities to be redeemed.  Any notice that is mailed or delivered electronically in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice.  In any case, failure duly to give such notice to the Holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed, and shall state that:

(i) payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Company maintained for such purpose, or, if none, at the Corporate Trust Office of the Trustee, upon presentation and surrender of such Securities;

(ii) interest accrued to the date fixed for redemption will be paid as specified in said notice;

(iii) interest on such Securities or portions of Securities will cease to accrue on and after the date fixed for redemption, unless the Company defaults in the payment of the redemption price and accrued interest (if any) with respect to any such Securities or portions thereof; and

(iv) the redemption is for a sinking fund, if such is the case.

If less than all the Securities of a series are to be redeemed, the notice to the Holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed.  In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b)                                 If all or less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ written notice, unless a shorter period shall be satisfactory to the Trustee, in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed.  If less than all the Securities of such series are to be redeemed, the Trustee will select the Outstanding Securities of such series to be redeemed in accordance with a method that complies with the requirements, if any, of any stock exchange on which such Securities are listed, and the Applicable Procedures, if the Securities of such series are held by any Depositary; provided, however, that with respect to any Securities not listed on any stock exchange and/or held by a Depositary, the Trustee will select such Securities by lot or by such other method that the Trustee considers fair and appropriate.  The Trustee promptly shall notify the Company in writing of the numbers of the Securities of such series to be redeemed, in whole or in part.

The Company, if and whenever it shall so elect, by delivery of an Officer’s Certificate, may instruct the Trustee or any applicable paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section 3.02, such notice to be in the name of the Company or its own name, as the Trustee or such paying agent may deem advisable.  In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail or electronically that may be required under the provisions of this Section 3.02.

Section 3.03                            Payment Upon Redemption.

(a)                                 If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, in each case as established pursuant to Section 2.01 or 14.01.  Interest on such Securities or portions of Securities will cease to accrue on and after the date fixed for redemption, unless the Company defaults in the payment of such redemption price and accrued interest (if any) with respect to any such Security or portion thereof.  On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, such Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to, but excluding, the date fixed for redemption (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment date).

(b)                                 Upon presentation of any Security of such series that is to be redeemed in part only, the Company shall execute a new Security of the same series and tenor of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented, and the Trustee, upon receipt of an Authentication Order, shall authenticate, and the office or agency where the Security is presented shall deliver to the Holder thereof, at the expense of the Company, such new Security; except that if a Global Security is so surrendered, the Company shall execute a new Global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered, and, upon receipt of an Officer’s Certificate requesting authentication and delivery, the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver to the Depositary for such Global Security, without service charge, such new Global Security.

Section 3.04                            Sinking Fund.

The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 3.05                            Satisfaction of Sinking Fund Payments with Securities.

The Company (i) may deliver Outstanding Securities of a series other than any Securities previously called for redemption and (ii) may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.06                            Redemption of Securities for Sinking Fund.

Not less than 30 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by payment of cash in the Currency in which the Securities of such series are denominated (except as provided pursuant to Section 2.01), the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.05 and the basis for such credit.  Together with such Officer’s Certificate, the Company will deliver to the Trustee any Securities to be so delivered.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

ARTICLE IV.

CERTAIN COVENANTS

The following covenants shall apply to the Securities, except with respect to any series of Securities for which the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or the form of Security for such series expressly provides that any such covenant shall not apply to such series of Securities:

Section 4.01                            Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Securities of a series at the time and place and in the manner provided herein and established with respect to such Securities.

Section 4.02                            Maintenance of Office or Agency.

So long as any series of the Securities remain Outstanding, the Company will maintain for such series an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be given or served.  Such designation will continue with respect to each office or agency until the Company, by written notice signed by any Officer and delivered to the Trustee, shall designate some other office or agency for such purposes or any of them.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.  Unless otherwise specified in accordance with Section 2.01 with respect to a series of Securities, the Company initially designates the office of Elavon Financial Services DAC, acting as the Company’s agent, located at Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland, as the office to be maintained by it for each such purpose.

Section 4.03                            Paying Agents, Transfer Agent and Security Registrar.

(a)                                 The Company will maintain one or more paying agents for the Securities.

(b)                                 In addition the Company will maintain a transfer agent and a registrar (the “Security Registrar”) for the Securities.  The Security Registrar will maintain the Security Register, and together with the transfer agent, will make payments on and facilitate transfers of the Securities on behalf of the Company.

(c)                                  The Company may enter into an appropriate agency agreement with any paying agent, Security Registrar or transfer agent.  Such agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  The Company may remove any paying agent, Security Registrar or transfer agent, as applicable, upon written notice to such paying agent, Security Registrar or transfer agent, as applicable, and to the Trustee; provided, however, that no such removal shall become effective until, if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor paying agent, Security Registrar or transfer agent, as the case may be, and delivered to the Trustee.

(d)                                 The Company may change or appoint any paying agent, Security Registrar or transfer agent with respect to the Securities of a series without prior notice to the Holders of the Securities of such series.  The Company or any of its Subsidiaries may act as paying agent, transfer agent or Security Registrar in respect of any Securities.

(e)                                  The Company hereby initially appoints the Trustee as paying agent with respect to each series of Securities, except as otherwise provided with respect to the Securities of a series pursuant to Section 2.01.  The Trustee hereby accepts each such initial appointment and the Company confirms that such initial appointments are acceptable to it.  The Company hereby initially appoints Elavon Financial Services DAC as Security Registrar and transfer agent with respect to each series of Securities, except as otherwise provided with respect to the Securities of a series pursuant to Section 2.01.  The obligations of the paying agent, transfer agent and Security Registrar shall be several and not joint.

(f)                                   The Company shall require each paying agent (other than the Company) to agree in writing that the paying agent will hold for the benefit of Holders of Securities of the applicable series or the Trustee all money held by the paying agent for the payment of principal of, premium, if any, on, interest on, or Additional Amounts, if any, on such Securities, and will notify the Trustee of any default by the Company in making any such payment.  Money held by the paying agent need not be segregated, except as required by law, and in no event shall the paying agent be liable for interest on any money received by it hereunder.  If the Company or a Subsidiary of the Company acts as paying agent, it shall segregate and hold in a separate fund for the benefit of the Holders all money held by it as paying agent.

(g)                                  The Company will make payments of any amounts owing in respect of any Global Securities (including principal, premium, if any, interest and any Additional Amounts) to the applicable paying agent, and such paying agent will, in turn, make such payments to the applicable Depositary or its nominee, as the case may be (subject to such paying agent having received cleared funds sufficient to make such payments), as the sole registered owner and the sole Holder of the Securities represented by a Global Security for all purposes under this Indenture.  The applicable Depositary will distribute such payments to Participants in accordance with the Applicable Procedures.  Payments on all Securities other than Global Securities will be made by the Company to the applicable paying agent and such paying agent will make payment by check to the address provided by the Holder of such Securities (or by wire transfer to those Holders that have provided wire instructions to the Company or the applicable paying agent).

Section 4.04                            Statement by Officers as to Default.

The Company will furnish to the Trustee on or before 120 days after the end of each fiscal year an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any Default by the Company in the performance or fulfillment or observance of any covenants or agreements contained in this Indenture during the preceding fiscal year, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.  The Officer’s Certificate need not comply with Section 13.06.

Section 4.05                            Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or to fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall be at all times a Trustee hereunder.

Section 4.06                            Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, issue, incur, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any asset that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Securities, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Company’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(a) liens existing on the date the Securities of the applicable series are first issued;

(b) liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or any Restricted Subsidiary; provided, however, that no such lien shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions to such acquired property;

(d) liens on any Principal Property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Company or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other Principal Property, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

(e) liens securing Indebtedness owing by any Restricted Subsidiary to the Company or a Subsidiary thereof;

(f) liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

(g) pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(h) liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

(i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of the Company, do not materially impair the use of such assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(j) liens to secure the Company’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through (j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by Section 4.07(a), do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses (a) through (k) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus any premium, fee, cost, expense or charge payable in connection with any such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced, plus improvements and construction on such assets.

Section 4.07                            Limitation on Sale and Lease-Back Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

(a) the Company or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Securities of the applicable series pursuant to Section 4.06 above; or

(b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by the Company’s Board of Directors in good faith, and an amount equal to the net proceeds from the sale of the assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of  assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption or prepayment provision) of Securities, or of Funded Indebtedness ranking on a parity with or senior to the Securities; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Securities delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements of Securities and other Funded Indebtedness at maturity or pursuant to mandatory sinking fund or mandatory redemption or prepayment provisions.

Section 4.08                            Offer to Repurchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event with respect to any applicable series of Securities, unless the Company has exercised its right to redeem the Securities of such series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with this Indenture, each Holder of Securities of such series will have the right to require the Company to purchase all or a portion of such Holder’s Securities of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”). If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.

Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, or deliver electronically if the applicable Securities are held by any Depositary, a notice to each Holder of Securities of the applicable series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer.  Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically (or, in the case of a notice mailed or delivered electronically prior to the date of consummation of a Change of Control, no earlier than 30 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”).  The notice, if mailed or delivered electronically prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept or cause a third party to accept for payment all Securities of the applicable series properly tendered pursuant to the Change of Control Offer;

(ii) deposit or cause a third party to deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Securities of the applicable series properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities of the applicable series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities of each applicable series being repurchased.

The Company will not be required to make a Change of Control Offer with respect to the Securities of the applicable series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Securities of the applicable series properly tendered and not withdrawn under its offer.  In addition, the Company will not repurchase any Securities of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

The Company must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of the applicable series as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of the applicable series, the Company will be required to comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.08 with respect to the Securities of such series by virtue of any such conflict.

ARTICLE V.

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01                            Company to Furnish Trustee Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually at least seven Business Days before each Interest Payment Date for a series of Securities (and in all events at intervals of not more than six months) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such series of Securities as of such date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may require in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

Section 5.02                            Preservation of Information; Communications with Securityholders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders of

Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b)                                 Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.  Each Securityholder, by receiving and holding a Security, agrees with the Company and the Trustee that none of the Company, the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 5.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 5.02(b).

Section 5.03                            Reports by the Company.

(a)                                 So long as any Securities are Outstanding, the Company shall file with the Trustee, within 15 days after the Company is required to file with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR, or any successor electronic delivery procedure; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

(b)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.04                            Reports by the Trustee.

(a)                                 Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before July 15 in each year following the date hereof, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

(b)                                 The Trustee shall comply with Section 313(b) and Section 313(c) of the Trust Indenture Act.

(c)                                  A copy of each Trustee’s report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with any stock exchange upon which any Securities are listed and with the Commission.

(d)                                 The Company agrees to notify the Trustee when any Securities become listed on any stock exchange or delisted therefrom.

ARTICLE VI.

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01                            Events of Default.

(a)                                 As to any series of Securities, an “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series:

(1)                                 failure to pay any interest on the Securities of that series when due, which failure continues for 30 days;

(2)                                 failure to pay principal or premium, if any, with respect to the Securities of that series when due;

(3)                                 failure on the part of the Company to observe or perform any other covenant, warranty or agreement in the Securities of that series, or in this Indenture as it relates to the Securities of that series, other than a covenant, warranty or agreement, a Default in whose performance or whose breach is specifically dealt with elsewhere in this Section 6.01(a), if the failure continues for 90 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series then Outstanding;

(4)                                 an Event of Default with respect to any other series of Securities issued hereunder or an uncured or unwaived failure to pay principal of or interest on any of the Company’s other obligations for borrowed money beyond any period of grace with respect thereto if, in either case, (a) the aggregate principal amount thereof is in excess of $200,000,000; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; provided, however, that:

(i) if such Event of Default with respect to such other series of Securities issued hereunder or such default in payment with respect to such other obligations for borrowed money shall be remedied or cured by the Company or waived by the requisite Holders of such other series of Securities or such other obligations for borrowed money, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of Securities; and

(ii) subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any such Event of Default with respect to such other series of Securities issued hereunder or such payment default with respect to such other obligations for borrowed money unless written notice thereof shall have been given to a Trust Officer of the Trustee by the Company, by the holder or an agent of the holder of such other obligations for borrowed money, by the trustee then acting under any indenture or other instrument under which such payment default with respect to such other obligations for borrowed money shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such other series.

(5)                                 a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days;

(6)                                 the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; and

(7)                                 any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of Securities is issued or in the form of Security for such series.

(b)                                 If an Event of Default shall have occurred and be continuing in respect of the Securities of a series, in each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company, and to the Trustee if given by such Securityholders, may declare the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities of that series to the contrary.

(c)                                  The Trustee will, within the later of 90 days after the occurrence of a Default with respect to any series for which there are Securities Outstanding which is continuing and which is known to a Trust Officer of the Trustee, or 60 days after such Default is actually known to a Trust Officer of the Trustee or written notice of such Default is received by the Trustee, give to the Holders of such Securities notice, by mail as the names and addresses of such Holders appear on the Security Register, or electronically if such Securities are held by any Depositary, of all uncured Defaults known to it, including events specified in Section 6.01(a)  without grace periods, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, premium, if any, or interest on any of the Securities of any series, or in the payment of any sinking fund installment with respect to the Securities of any series, the Trustee shall be protected in withholding such notice to the Securityholders if the Trustee in good faith determines that withholding of such notice is in the interests of the Securityholders of such series.

Section 6.02                            Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                 The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Securities of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such Default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of, or premium, if any, on any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal, premium, if any, or interest, or both, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the rate expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b)                                 If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company, and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

(c)                                  In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and, except as otherwise provided by law, shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Securities of such series allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any funds or other property payable or deliverable on any such claim, and to distribute the same in accordance with Section 6.03.  Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.06.

(d)                                 All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto.  Any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the Holders of the Securities of such series.

In case an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee in its discretion or (subject to Section 6.06) in accordance with the direction of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.03                            Application of Funds Collected.

Any funds collected by the Trustee pursuant to this Article VI with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST:  To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

SECOND:  To the payment of the amounts then due and unpaid upon Securities of such series for principal, premium, if any, and interest, in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD:  To the Company.

Section 6.04                            Limitation on Suits.

No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default; (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such Holder or Holders shall have offered to the Trustee such reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against any loss, liability or expense which may be incurred thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary, the right of any Holder of any Security to receive payment of the principal of, and premium, if any, and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security or, in the case of redemption, on the redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder.  By accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and Holder of every Security of such series with every other such taker and Holder and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.  For the protection and enforcement of the provisions of this Section 6.04, each Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05                            Rights and Remedies Cumulative; Delay or Omission not Waiver.

(a)                                 Except as otherwise provided in Section 2.07, all powers and remedies given by this Article VI to the Trustee or to the Securityholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b)                                 No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein.  Subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 6.06                            Control by Securityholders.

(a)                                 The Holders of a majority in aggregate principal amount of the Securities Outstanding (as determined in accordance with Section 8.04) of the series in Default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee or exercising any power or trust conferred on the Trustee, in each case with respect to such series.  Any direction by such Holders will be in accordance with law and the provisions of this Indenture.  Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a Trust Officer or Trust Officers of the Trustee, shall determine that the action or proceeding so directed may not be lawfully taken, would involve the Trustee in personal liability, would be materially or unjustly prejudicial to the rights of Holders of Securities of such series not joining in such direction or would be unduly prejudicial to the interests of the Holders of the Securities of all series not joining in the giving of such direction.  The Trustee will be under no obligation to act in accordance with any such direction unless the applicable Holders offer the Trustee reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against costs, expenses and liabilities which may be incurred thereby.

(b)                                 In the case of an Event of Default with respect to one or more series of Securities, at any time before the principal of the Securities of the applicable series shall have been declared due and payable, the Holders of a majority in aggregate principal amount of the Outstanding (determined in accordance with Section 8.04) Securities of all series affected by such waiver (voting as one class), on behalf of the Holders of all of the Securities of all such series, by written notice to the Company and the Trustee, may waive any existing Default and its consequences, except a Default in the payment of the principal of, premium, if any, or interest, including sinking fund payments on, any of the Securities of any such series as and when the same shall become due by the terms of such Securities (provided, however, that pursuant to Section 6.06(c), only the Holders of a majority in aggregate principal amount of the Securities of an applicable series may rescind an acceleration with respect to such series and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, the Default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the Holders of the Securities of each such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(c)                                  At any time after the principal of the Securities of a particular series shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:  (i) the Company has or has caused to be paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of and premium, if any, on any and all Securities of that series that shall have become due otherwise than by acceleration, with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the Securities of that series to the date of such payment or deposit, and (ii) any and all Events of Default under this Indenture with respect to such series, except non-payment of the principal of, premium, if any, or interest on, any of the Securities of that series as a result of such declaration, shall have been remedied or waived.  No such rescission and annulment shall extend to or shall affect any subsequent Default or impair any right consequent thereon.

(d)                                 In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 6.07                            Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Securities by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

Section 6.08                            Waiver Of Usury, Stay Or Extension Laws.

The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII.

CONCERNING THE TRUSTEE

Section 7.01                            Certain Duties and Responsibilities of Trustee.

(a)                                 If an Event of Default with respect to the Securities of a series has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.  Other than with respect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal or premium, the Trustee shall not be deemed to have knowledge of Events of Default unless a Trust Officer has actual knowledge or receives written notice of such Event of Default in accordance with Section 13.03 and such notice references the Securities of the applicable series and this Indenture.  If an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request, order or direction of any Holders of Securities of any series, unless the applicable Holders have offered to the Trustee security and indemnity, satisfactory to the Trustee in its sole discretion, against any loss, liability or expense which may be incurred thereby, and then only to the extent required by the terms of this Indenture.

(b)                                 With respect to the Securities of any series, except during the continuance of an Event of Default with respect to the Securities of such series:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                            Certain Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action that it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to the Trustee in its sole discretion against all losses and expenses caused by taking or not taking such action.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, the Authenticating Agent, the custodian, any other agent of the Trustee hereunder and any other Person employed to act hereunder.

(h)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)                                     The permissive rights of the Trustee shall not be construed as a duty.

(j)                                    The Trustee may, but shall not be obligated to, request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(k)                                 In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03                            Trustee not Responsible for Recitals or Issuance of Securities.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any paying agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.04                            Trustee, Paying Agent, Transfer Agent and Security Registrar May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Authenticating Agent, paying agent, transfer agent or Security Registrar may do the same with like rights and duties.  The Trustee must also comply with Section 7.08 hereof.

Section 7.05                            [Reserved].

Section 7.06                            Compensation and Reimbursement.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Except as otherwise provided in this Section 7.06, the Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or against the Company (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (but excluding any Taxes imposed on or calculated by reference to the net income, profits or gains of the Trustee), except to the extent any such loss, liability or expense may be attributable to its willful misconduct or gross negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which a Trust Officer has received notice and for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company has been materially prejudiced by such failure.  The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust, to pay principal of, premium, if any, on and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07                            [Reserved].

Section 7.08                            Disqualification:  Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09                            Corporate Trustee Required:  Eligibility.

There shall at all times be a Trustee with respect to the Securities of each series issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.  The Company may not, nor may any Affiliate of the Company, serve as Trustee.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10                            Resignation and Removal:  Appointment of Successor.

A resignation or removal of the Trustee with respect to the Securities of a series and appointment of a successor Trustee with respect to the Securities of such series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.10.

The Trustee may resign with respect to the Securities of a series at any time by notifying the Company in writing at least 10 days prior to the date of the proposed resignation and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the Outstanding Securities of a particular series may remove the Trustee with respect to such series of Securities by notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.08 or Section 7.09 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect to the Securities of such series.

If a successor Trustee with respect to the Securities of the applicable series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder or at least six months, fails to comply with Section 7.08 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Any successor Trustee appointed pursuant to this Section 7.10 may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 7.11                            Acceptance of Appointment By Successor.

(a)                                 In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.  On the request of the Company or the successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor Trustee all property and funds held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more but not all series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which:  (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor

Trustee relates; (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder.  Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and such retiring Trustee shall have no further responsibility with respect to the Securities of that or those series to which the appointment of such successor Trustee relates for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture.  Each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  On request of the Company or any successor Trustee, such retiring Trustee shall assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and funds held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company may execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.11(a) or (b), as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

(e)                                  Upon acceptance of appointment by a successor Trustee as provided in this Section 7.11, the successor Trustee shall cause a notice of its succession to be transmitted to Securityholders.

Section 7.12                            Merger, Conversion, Consolidation or Succession to Business.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13                            Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall continue to be subject to Section 311(a) of the Trust Indenture Act.

ARTICLE VIII.

CONCERNING THE SECURITYHOLDERS

Section 8.01                            Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series or all affected series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage of that series or all affected series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of Securities of that series or all affected series in Person or by agent or proxy appointed in writing, or, if the Securities of such series or all affected series are held by any Depositary, in accordance with the Applicable Procedures.

If the Company shall solicit from the Securityholders of any series or all affected series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company, at its option, as evidenced by an Officer’s Certificate, may fix in advance a record date for such series or all affected series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series or all affected series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series or all affected series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02                            Proof of Execution by Securityholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)                                 The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)                                 The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

(c)                                  The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03                            Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any applicable paying agent, any transfer agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security, whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any applicable paying agent, transfer agent or Security Registrar shall be affected by any notice to the contrary.

None of the Company, the Trustee, any applicable paying agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Section 8.04                            Certain Securities Owned by Company Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Securities of a particular series or all affected series have concurred in any direction, consent of waiver under this Indenture, the Securities of that series or all affected series that are owned by the Company or an Affiliate of the Company shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series or all affected series that a Trust Officer of the Trustee knows are so owned shall be so disregarded.  The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Affiliate.  In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities of a particular series or all affected series, if any known by the Company to be owned or held by or for the account of any of the above described Persons and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such particular series or all affected series not listed therein are Outstanding for the purpose of any such determination.

Section 8.05                            Actions Binding on Future Securityholders.

At any time prior to the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Securities of a particular series or all affected series specified in this Indenture in connection with such action, any Holder of a Security of that series or all affected series that is shown by the evidence to be included in the Securities the Holders of which have consented to such action, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, may revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security.  Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Securities of a particular series or all affected series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities of that series or all affected series.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.01                            Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto which shall conform to the provisions of the Trust Indenture Act as then in effect, without the consent of the Holders of any series of Securities, for one or more of the following purposes:

(a)                                 to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series, including making any such changes as are required for this Indenture to comply with the Trust Indenture Act;

(b)                                 to add an additional obligor on the Securities or to add a guarantor of any outstanding series of Securities, or to evidence the succession of another Person to the Company or any additional obligor or guarantor of the Securities, or successive successions, and the assumption by the Successor Person of the covenants, agreements and obligations of the Company or such obligor or guarantor, as the case may be, pursuant to Article X;

(c)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)                                 to add to the covenants of the Company for the benefit of the Holders of any outstanding series of Securities (and if such covenants are to be for the benefit of less than all outstanding series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any of the Company’s rights or powers under this Indenture;

(e)                                  to add any additional Events of Default for the benefit of the Holders of any outstanding series of Securities (and if such Events of Default are to be applicable to less than all outstanding series, stating that such Events of Default are expressly being included solely to be applicable to such series);

(f)                                   to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(g)                                  to secure the Securities of any series;

(h)                                 to make any other change that does not adversely affect the rights of any Securityholder of Outstanding Securities in any material respect;

(i)                                     to provide for the issuance of and establish the form and terms and conditions of a series of Securities as provided in Section 2.01, to provide which, if any, of the covenants of the Company shall apply to such series, to provide which of the Events of Default shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by any guarantor of such series may be released or terminated, or to define the rights of the Holders of such series of Securities;

(j)                                    to issue additional Securities of any series to the extent permitted hereunder; provided that such additional Securities have the same terms as, and be deemed part of the same series as, the applicable series of Securities issued hereunder to the extent required by Section 2.01(b); or

(k)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee.

Upon the request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02                            Supplemental Indentures with Consent of Securityholders.

With the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture or indentures (voting as one class), the Company and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture hereto or of modifying in any manner not covered by Section 9.01 the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture, without the consent of each Holder of Outstanding Securities affected thereby, shall:

(i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof or reduce the amount of principal of any Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof;

(ii) reduce the rate of or extend the time for payment of interest on any Security of any series;

(iii) reduce the premium payable upon the redemption of any Security of any series;

(iv) make any Security of any series payable in Currency other than that stated in the applicable Security;

(v) impair the right to institute suit for the enforcement of any payment in respect of any Security of any series on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

(vi) modify the subordination provisions applicable to any Security of any series in a manner adverse in any material respect to the Holder thereof; or

(vii) reduce the aforesaid percentage of Securities of the applicable series, the Holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of this Indenture that has been expressly included solely for the benefit of one or more particular series of Securities, if any, or which modifies the rights of the Holders of Securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Notwithstanding anything herein or otherwise, the provisions under this Indenture relative to the Company’s obligation to make any offer to repurchase the Securities of any series as a result of a Change of Control Triggering Event as provided in Section 4.08 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Outstanding Securities of the applicable series or multiple affected series.

It will not be necessary for the consent of Securityholders of any series to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03                            Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX or Section 10.01, this Indenture shall be and be deemed to be modified and amended with respect to such series in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04                            Securities Affected by Supplemental Indentures.

Securities of any series affected by a supplemental indenture and authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01 may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee in accordance with the terms of this Indenture and delivered in exchange for the Securities of that series then Outstanding.

Section 9.05                            Execution of Supplemental Indentures.

Upon the request of the Company, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee in its discretion may but shall not be obligated to enter into such supplemental indenture.  The Trustee, subject to the provisions of Section 7.01, may receive, and shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate as conclusive evidence that any supplemental indenture executed pursuant to this Article IX is authorized or permitted by, and conforms to, the terms of this Article IX.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.05, the Trustee shall deliver to the Securityholders of all series affected thereby, by mail, first class postage prepaid, as their names and addresses appear upon the Security Register, or electronically if the Securities of the applicable series are held by any Depositary, a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Trustee to mail, or deliver electronically, such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X.

SUCCESSOR

Section 10.01                     Consolidation, Merger and Sale of Assets.

The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(a)                                 the resulting, surviving or transferee Person (the “Successor Person”) will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the Securities of the applicable series are first issued or (z) Switzerland; provided that the Successor Person (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities of the applicable series and this Indenture;

(b)                                 immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(c)                                  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the Company and its Subsidiaries shall not be prohibited hereunder, and (B) the Company may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Securities of the applicable series are first issued or Switzerland to realize tax or other benefits.

To the extent that a Board Resolution or supplemental indenture pertaining to any series provides for different provisions relating to the subject matter of this Article X, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series.

Section 10.02                     Successor Person Substituted.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 10.01, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder, and the predecessor issuer, other than in the case of a lease, will be automatically released from all obligations under the Securities and this Indenture, including, without limitation, the obligation to pay the principal of and interest on the Securities of the applicable series.

ARTICLE XI.

SATISFACTION AND DISCHARGE

Section 11.01                     Applicability of Article.

If the Securities of a series are denominated and payable only in Dollars (except as provided pursuant to Section 2.01), then the provisions of this Article XI relating to defeasance of Securities shall be applicable except as otherwise specified pursuant to Section 2.01 for Securities of such series.  Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 2.01.

Section 11.02                     Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to a series of Securities if, at any time:

(a)                                 the Company has delivered or has caused to be delivered to the Trustee for cancellation all Securities of such series theretofore authenticated, other than any Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07, and Securities for whose payment funds or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 11.06; or

(b)                                 all such Securities of a particular series not theretofore delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds or Governmental Obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Company.

With respect to any redemption of any Securities that requires the payment of any premium, the amount deposited pursuant to the foregoing paragraph shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to such premium on such Securities calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date.

Notwithstanding the above, the Company may not be discharged from its obligations pursuant to Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03 and 7.10, which will survive until the date of maturity or the redemption date, as the case may be, for the applicable series of Securities.  The Company also may not be discharged from its obligations pursuant to Sections 7.06 and 11.06 and Article XIV, which will survive the satisfaction and discharge of the applicable series of Securities.

The Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

Section 11.03                     Defeasance and Discharge of Obligations; Covenant Defeasance.

(a)                                 The Company’s obligations with respect to the Securities of any series will be discharged upon compliance with the conditions set forth in Section 11.03(c); provided that the Company may not be discharged from its obligations pursuant to Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03 and 7.10, which will survive until such date of maturity or the redemption date, as the case may be, for the applicable series of Securities.  The Company also may not be discharged from its obligations pursuant to Sections 7.06 and 11.06 and Article XIV, which will survive the satisfaction and discharge of the applicable series of Securities.

(b)                                 In addition, the Company, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may elect to have its obligations, to the extent applicable, under Sections 4.06, 4.07, 4.08 and 5.03, any covenant contained in Article X, and any other covenant contained in the Board Resolution or supplemental indenture relating to such series pursuant to Section 2.01, and the operation of Sections 6.01(a)(4) and any other Event of Default contained in the Board Resolution or supplemental indenture relating to such series pursuant to Section 2.01, in each case discharged with respect to all Outstanding Securities of a series, this Indenture and any indentures supplemental to this Indenture insofar as such Securities are concerned (“covenant defeasance”), such discharge to be effective on the date the conditions set forth in Section 11.03(c) are satisfied, and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration of Securityholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be “Outstanding” for all other purposes under this Indenture.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of a series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default relating to the applicable series of Securities under Section 6.01(a)(3) or otherwise, but except as specified in this Section 11.03(b), the remainder of the Company’s obligations under the Securities of such series, this Indenture, and any indentures supplemental to this Indenture with respect to such series shall be unaffected thereby.

(c)                                  The following shall be the conditions to the application of Section 11.03 to the Outstanding Securities of the applicable series:

(1)                                 the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or Governmental Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder (provided that, with respect to any redemption of any Securities that requires the payment of any premium, the amount deposited pursuant to this clause (1) shall be sufficient for purposes of this Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to such premium on such Securities calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date), provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such Governmental Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such Governmental Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities of such series;

(2)                                 the Company delivers to the Trustee an Officer’s Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

(3)                                 no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

(4)                                 the Company shall have delivered to the Trustee an Opinion of Counsel (which, in the case of a defeasance, must be based on a change in law) or a ruling received from the U.S. Internal Revenue Service to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Company’s exercise of either option under this Section 11.03 and will be subject to United States Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised; and

(5)                                 notwithstanding any other provisions of this Section 11.03, such covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company pursuant to Section 2.01.

After such irrevocable deposit made pursuant to this Section 11.03 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations pursuant to this Section 11.03.

Section 11.04                     Deposited Funds to be Held in Trust.

All funds or Governmental Obligations deposited with the Trustee or any paying agent pursuant to Sections 11.02 or 11.03 shall be held in trust and shall be available for payment as due, either directly or through any paying agent, including the Company, acting as its own paying agent, to the Holders of the particular series of Securities for the payment or redemption of which such funds or Governmental Obligations have been deposited with the Trustee or such paying agent.

Section 11.05                     Payment of Funds Held by Paying Agents.

In connection with the provisions of Section 11.02 or 11.03, all funds or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such funds or Governmental Obligations.

Section 11.06                     Repayment to the Company.

Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, or if then held by the Company shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the Holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.  Anything in this Article XI to the contrary notwithstanding, subject to Section 7.06, the Trustee shall deliver or pay to the Company, from time to time upon written request by the Company, which shall be accompanied by an Officer’s Certificate, any funds or Governmental Obligations (or other property and any proceeds therefrom) held by it as provided in Sections 11.02 or 11.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge, defeasance or covenant defeasance, as the case may be, in accordance with this Article XI.

Section 11.07                     Reinstatement.

If the Trustee or paying agent is unable to apply any funds or Governmental Obligations in accordance with Section 11.02 or 11.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture, any indentures supplemental to this Indenture with respect to the applicable series of Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03, as the case may be, until such time as the Trustee or paying agent is permitted to apply all such funds or Governmental Obligations in accordance with Section 11.02 or 11.03, as the case may be; provided, however, that if the Company has made any payment of principal, premium, if any, or interest on any Securities of such series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such Securities of such series to receive such payment from the funds or Governmental Obligations held by the Trustee or paying agent.

ARTICLE XII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01                     No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture, the Securities and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

Section 13.01                     Effect on Successors and Assigns.

All the agreements of the Company in this Indenture or the Securities shall bind its successors whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.02                     Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 13.03                     Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered electronically or in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:	Johnson Controls International plc One Albert Quay Cork, Ireland

With a copy to:	Marc Vandiepenbeeck Vice President & Assistant Treasurer 5757 North Green Bay Avenue Milwaukee, Wisconsin 53209 Email: Marc.Vandiepenbeeck@jci.com Telephone: +1 (414) 524-3049

If to the Trustee, Paying Agent or Security Registrar:	U.S. Bank National Association Attention: Global Corporate Trust Services 1555 North RiverCenter Drive, Suite 203 Milwaukee, WI 53212 Facsimile: (414) 905-5049 Telephone: (414) 905-5010

The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications, other than those sent to Securityholders, shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and when sent, if delivered electronically.

Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the Security Register, or delivered electronically if the Securities of the applicable series are held by any Depositary.  Failure to mail or deliver electronically a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail or electronically, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

If a notice or communication is mailed or delivered electronically in the manner provided above within the time prescribed, it is conclusively presumed duly given, whether or not the addressee receives it.

Section 13.04                     Governing Law.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.  This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 13.05                     Treatment of Securities as Debt.

It is intended that the Securities will be treated as indebtedness and not as equity for United States Federal income tax purposes.  The provisions of this Indenture shall be interpreted to further this intention.

Section 13.06                     Compliance Certificates and Opinions.

(a)                                 Subject to the last paragraph of Section 2.04, upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (and, in the case of the authentication of Securities by the Authenticating Agent, to the Authenticating Agent) at the request of the Trustee:

(1)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in paragraph (b) below) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 except upon the issuance of the Initial Securities, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in paragraph (b) below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(b)                                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c)                                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)                                 Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations is based are erroneous.  Any such certificate or opinions of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Section 13.07                     Payments on Business Days.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officer’s Certificate or established in one or more indentures supplemental to this Indenture, if any Interest Payment Date, redemption date, repurchase date or maturity date of any Security is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next Business Day with the same force and effect as if made on the nominal date such payment was due, and no interest shall accrue for the period after such nominal date to the date of such payment on the next Business Day.

Section 13.08                     Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 13.09                     Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.10                     Separability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.11                     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12                     Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13                     Consent to Jurisdiction and Service of Process.

The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture and any Security or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, United States of America, irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding, irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

The Company hereby irrevocably and unconditionally designates [     ] (and any successor entity) (the “Process Agent”) as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company.  Said designation and appointment shall be irrevocable.  Nothing in this Section 13.13 shall affect the right of the Holders to serve process in any manner permitted by law or limit the right of the Holders to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Securities of the applicable series are outstanding.  The Company hereby irrevocably and unconditionally authorizes and directs the Process Agent to accept such service on its behalf.  If for any reason the Process Agent ceases to be available to act as such, the Company agrees to designate a new Process Agent in New York City.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court (including any court in the United States of America, the State of New York, Ireland or other jurisdiction in which the Company, or any successor thereof, may be organized or any political subdivisions thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Indenture, the Securities or any other documents or actions to enforce judgments in respect of any thereof, then the Company hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

Section 13.14                     Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.15                     USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with U.S. Bank National Association.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

ARTICLE XIV.

ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS

Section 14.01                     Redemption Upon Changes in Withholding Taxes.

The Company may redeem all, but not less than all, of the Securities of any series under the following conditions:

(i) if there is an amendment to, or change in, the laws or regulations of a Relevant Taxing Jurisdiction or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to the Company, which amendment or change is announced on or after the date of issuance of the Securities of the applicable series (or, in the case of any Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after such date of issuance, after such later date);

(ii) as a result of such amendment or change, the Company becomes, or there is a material probability that the Company will become, obligated to pay Additional Amounts on the next payment date with respect to the Securities of such series;

(iii) the Company delivers to the Trustee a written opinion of independent tax counsel to the Company of recognized standing to the effect that the Company has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described in the foregoing clauses (i) and (ii); and

(iv) following the delivery of the opinion described in the foregoing clause (iii), the Company provides notice of redemption not less than 30 days, but not more than 90 days, prior to the redemption date.  The notice of redemption cannot be given more than 90 days before the earliest date on which the Company would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of clauses (i), (ii), (iii) and (iv) above, the Company may redeem the Securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

The provisions of this Section 14.01 shall apply mutatis mutandis to any Successor Person to the Company.

Section 14.02                     Payment of Additional Amounts.

All payments in respect of the Securities will be made by the Company free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required by law.

In the event that the Company is required to withhold or deduct any amount for or on account of any Taxes imposed or levied by or on behalf of Ireland or any other jurisdiction (other than the United States of America) in which the Company is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of the Company are made, or any political subdivision or any authority thereof or therein (each, but not including the United States of America or any political subdivision or any authority thereof or therein, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to any Security, the Company will pay such additional amounts (“Additional Amounts”) so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a Holder of Securities or a holder of beneficial interests in Global Securities where such Holder or holder of beneficial interests is subject to taxation on such payment by the Relevant Taxing Jurisdiction for any reason other than such Person’s mere ownership of the Securities or beneficial interests or for or on account of:

(a)                                 any Taxes that are imposed or withheld solely because such Holder or holder of beneficial interests or a fiduciary, settlor, beneficiary, or member of such Holder or holder if such Person is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a Person holding a power over an estate or trust administered by a fiduciary holder:

(1)                                 is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Relevant Taxing Jurisdiction  or has or had a permanent establishment in the Relevant Taxing Jurisdiction;

(2)                                 has or had any present or former connection (other than the mere fact of ownership of such Securities) with the Relevant Taxing Jurisdiction, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

(b)                                 any estate, inheritance, gift, transfer, excise, personal property or similar Taxes imposed with respect to the Securities;

(c)                                  any Taxes imposed solely as a result of the presentation of such Securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to the payment of Additional Amounts had such Securities been presented for payment on any date during such 30-day period;

(d)                                 any Taxes imposed or withheld solely as a result of the failure of such holder of beneficial interests or Holder or any other Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

(e)                                  any Taxes that are payable by any method other than withholding or deduction by the Company or any paying agent from payments in respect of such Securities;

(f)                                   any Taxes required to be withheld by any paying agent from any payment in respect of any Securities if such payment can be made without such withholding by at least one other paying agent;

(g)                                  any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

(h)                                 any withholding or deduction required pursuant to sections 1471 through 1474 of the Code (or any amended or successor provisions), any regulations, rules, practices or agreements entered into pursuant thereto, official interpretations thereof or any law implementing an intergovernmental approach thereto; or

(i)                                     any combination of Section 14.02(a), (b), (c), (d), (e), (f), (g) and (h).

Additional Amounts also will not be payable to any Holder or the holder of a beneficial interest in a Global Security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole Holder or holder of such beneficial interests in such Security, as the case may be.  This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

The Company also:  (i) will make such withholding or deduction of Taxes; (ii) will remit the full amount of Taxes so deducted or withheld to the relevant tax authority in accordance with all applicable laws; (iii) will use its commercially reasonable efforts to obtain from each relevant tax authority imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and (iv) upon request, will make available to the Holders of the Securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company (unless, notwithstanding the Company’s efforts to obtain such receipts, the same are not obtainable).

At least 30 days prior to each date on which any payment under or with respect to the Securities of a series is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to Holders of such Securities on the payment date.

In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in a Relevant Taxing Jurisdiction in respect of the creation, issue, offering, enforcement, redemption or retirement of the Securities.

The provisions of this Article XIV shall survive any termination or the discharge of this Indenture and shall apply mutatis mutandis to any Successor Person to the Company.

Whenever in this Indenture or any Securities there is mentioned, in any context, the payment of principal, premium, if any, redemption price, repurchase price, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

ARTICLE XV.

[RESERVED]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

JOHNSON CONTROLS INTERNATIONAL
PLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Senior Debt Indenture]

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

Johnson Controls International plc
One Albert Quay

Cork, Ireland

Marc Vandiepenbeeck

Vice President & Assistant Treasurer

5757 North Green Bay Avenue

Milwaukee, Wisconsin  53209

Email:  Marc.Vandiepenbeeck@jci.com

Telephone:  +1 (414) 524-3049

[Trustee]
[Address]

Re:                             [Insert description of Securities]

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of [Insert date], among Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), and [Insert trustee], a [Insert jurisdiction of trustee], as trustee (the “Trustee”), [as supplemented by that certain supplemental indenture dated as of [Insert date]][and the Board Resolution adopted [Insert date]] (together, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  [Insert transferor] (the “Transferor”) owns and proposes to transfer the Security or Securities or interest[s] in such Security or Securities specified in Annex A hereto, in the principal amount of $[ ] in such Security or Securities or interest[s] (the “Transfer”), to [Insert transferee] (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.              ☐                        Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States of America.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.              ☐                        Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States of America and (y) at the time the buy order was originated, the Transferee was outside the United States of America or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States of America or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States of America, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. person (as such is defined in Regulation S) or for the account or benefit of a U.S. person (other than an initial purchaser of the Securities) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.              ☐                        Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States of America, and accordingly the Transferor hereby further certifies that (check one):

(a)         ☐                        Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)         ☐                        Such Transfer is being effected to the Company or a Subsidiary thereof; or

(c)          ☐                        Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.              ☐                        Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)         ☐                        Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.

(b)         ☐                        Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.

(c)          ☐                        Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposed to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐        a beneficial interest in the:

(i)        ☐         144A Global Security (CUSIP ), or

(ii)       ☐         Regulation S Global Security (CUSIP ), or

(b)   ☐        a Restricted Definitive Security.

2.     After the transfer the Transferee will hold:

(a)   ☐        a beneficial interest in the:

(i)        ☐         144A Global Security (CUSIP ), or

(ii)       ☐         Regulation S Global Security (CUSIP ), or

(iii)      ☐         Unrestricted Global Security (CUSIP ); or

(b)   ☐        a Restricted Definitive Security; or

(c)   ☐        an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Johnson Controls International plc

One Albert Quay

Cork, Ireland

Marc Vandiepenbeeck

Vice President & Assistant Treasurer

5757 North Green Bay Avenue

Milwaukee, Wisconsin  53209

Email:  Marc.Vandiepenbeeck@jci.com

Telephone:  +1 (414) 524-3049

[Trustee]

[Address]

Re:          [Insert description of the Securities]

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of [Insert date], among Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), and [Insert trustee], a [Insert jurisdiction of trustee], as trustee (the “Trustee”) [as supplemented by that certain supplemental indenture dated as of [Insert date]][and the Board Resolution adopted [Insert date]] (together, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[Insert owner] (the “Owner”) owns and proposes to exchange the Security or Securities or interest[s] in such Security or Securities specified herein, in the principal amount of $[ ] in such Security or Securities or interest[s] (the “Exchange”).  In connection with the Exchange, the Transferor hereby certifies that:

1.     Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security.

(a)   ☐        Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv)

the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States of America.

(b)   ☐        Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security in an equal principal amount, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States of America.

(c)   ☐        Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States of America.

(d)   ☐        Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States of America.

2.     Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities.

(a)   ☐        Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued

2

will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)   ☐        Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the:  [CHECK ONE] ☐ 144A Global Security or ☐ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States of America.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

4